Filed Pursuant to Rule 424(b)(1)

Registration Statement No. 333-215673

PROSPECTUS

19,538,858 Shares of Common Stock

2,533,333 Warrants

This prospectus relates to the offer and sale (or other disposition) by selling securityholders of up to (i) 2,533,333 warrants, (ii) 2,533,333 shares of our common stock, par value $0.0001 per share, underlying those warrants and (iii) 17,005,525 shares of our common stock held by the selling securityholders.

Each warrant entitles the holder to purchase one share of our common stock. In order to obtain the shares, the holders of the warrants must pay an exercise price of $11.50 per share, subject to adjustment. To the extent that the holders exercise, for cash, all of the warrants registered for resale under this prospectus, we would receive up to $29.1 million in the aggregate from such exercise. We intend to use such proceeds, if any, for working capital and other general corporate purposes. The warrants expire on April 8, 2018, at 5:00 p.m. Eastern Time.

The selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of their common stock or warrants in a number of different ways and at varying prices.  See “Plan of Distribution” beginning on page 10 of this prospectus for more information.

Our common stock is traded on the Nasdaq Capital Market and our warrants are quoted on the Over-the-Counter bulletin board (“OTC bulletin board”) maintained by the Financial Industry Regulatory Authority under the symbols “RMGN” and “RMGNW”, respectively. The closing bid prices for our common stock and warrants on February 8, 2017, was $.72 per share and $.03 per warrant, respectively, as reported on the Nasdaq Capital Market and OTC bulletin board, respectively.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock or warrants involves risks.  See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment.  Neither we nor the selling securityholder have authorized anyone to provide you with different information.  The selling securityholders are not making an offer of the Shares in any state where such offer is not permitted.

The date of this prospectus is February 9, 2017.

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or make any representation concerning us, the selling securityholders or the securities to be registered hereunder (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us or the selling securityholders.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or as otherwise set forth in this prospectus.

The selling securityholders named herein are offering the securities only in jurisdictions where such offer is permitted.  The distribution of this prospectus and the sale of the securities in certain jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the securities outside the United States.  This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, when we use the words the “Company,” “RMG Networks,” “we,” “us,” or “ our Company” in this prospectus, we are referring to RMG Networks Holding Corporation, a Delaware corporation f/k/a SCG Financial Acquisition Corp., and its subsidiaries, including RMG Enterprise Holdings Corporation, f/k/a Symon Holdings Corporation (“Symon”) and RMG Networks Holdings, Inc., f/k/a Reach Media Group Holdings, Inc. (“RMG”), unless it is clear from the context or expressly stated that these references are only to RMG Networks Holding Corporation.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website at http://ir.rmgnetworks.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. Finally, as our common stock is listed on the NASDAQ, certain materials filed by us may be inspected at the office of the NASDAQ located at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge at the SEC’s public reference room at the address stated above, as well as through the SEC’s Internet site, also stated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

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our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 10, 2016, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2016;

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our Quarterly Report on Form 10-Q for the three months ended September 30, 2016, filed on November 3, 2016;

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our Quarterly Report on Form 10-Q for the three months ended June 30, 2016, filed on August 12, 2016;

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our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, filed on May 12, 2016;

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our current report on Form 8-K, filed on January 20, 2017;

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our current report on Form 8-K, filed on January 3, 2017;

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our current report on Form 8-K, filed on November 30, 2016;

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our current report on Form 8-K, filed on November 16, 2016;

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our current report on Form 8-K, filed on October 5, 2016;

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our current report on Form 8-K, filed on September 23, 2016;

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our current report on Form 8-K/A, filed on August 12, 2016;

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our current report on Form 8-K, filed on August 11, 2016;

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our current report on Form 8-K, filed on June 22, 2016;

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our current report on Form 8-K, filed on April 14, 2016;

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our current report on Form 8-K, filed on April 7, 2016;

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our current report on Form 8-K, filed on April 1, 2016;

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our current report on Form 8-K, filed on March 10, 2016;

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our current report on Form 8-K, filed on February 25, 2016;

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the description of our common stock set forth in our registration statement on Form 8-A12B filed on May 1, 2012, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description; and

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all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

RMG Networks Holdings Corporation

Attn:  Investor Relations

15301 Dallas Parkway, Suite 500

Addison, Texas 75001

 (800) 827-9666

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Such statements are usually identified by the use of words or phrases such as “believes,” “anticipates,” “expects,” “estimates,” “planned,” “outlook,” “could,” “intend,” and “goal” or the negative version of these words or comparable words, although not all forward-looking statements contain such identifying words. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”

Each of the forward-looking statements included in or incorporated by reference into this prospectus speaks only as of the date on which that statement is made. We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

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our history of incurring significant net losses and limited operating history;

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our ability to raise additional capital, if needed, on satisfactory terms, or at all;

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our ability to comply with certain financial covenants and borrow under our credit facility;

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the ability to maintain our Nasdaq listing;

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the competitive environment in the markets in which we operate;

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the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized;

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business development activities, including our ability to contract with, and retain, customers on attractive terms;

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success in retaining or recruiting, or changes required in, our management and other key personnel;

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the potential liquidity and trading of our securities;

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the general volatility of the market price of our common stock;

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risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act);

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changing legislation and regulatory environments;

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the risk that the anticipated benefits of any acquisitions that we may complete may not be fully realized; and

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general economic conditions.

THE OFFERING

Issuer	RMG Networks Holding Corporation

Shares Offered by the Company	2,533,333 shares of common stock, par value $0.0001 per share, are issuable upon the exercise of outstanding Sponsor Warrants

Shares and/or Warrants Offered for Resale
by the Selling Securityholders	(i) 2,533,333 warrants
(ii) 19,538,858 shares of common stock, par value $0.0001 per share, of which:

• 17,005,525 shares held by the selling securityholders
• 2,533,333 shares are issuable upon the exercise of outstanding warrants

Common Stock outstanding prior to this offering	44,623,949 shares

Common Stock to be Outstanding Assuming Exercise of All of the Warrants	47,157,282 shares

Use of Proceeds

We will receive up to an aggregate of $29.1 million from the exercise of the warrants being registered for resale under this prospectus, if they are exercised in full on a cash basis. In order to obtain the shares, the holders of the warrants must pay an exercise price of $11.50 per share, subject to adjustment. The warrants expire on April 8, 2018, at 5:00 p.m. Eastern Time. We expect that any net proceeds from the exercise of the warrants will be used for general corporate purposes and to fund working capital.

The selling securityholders will receive all of the proceeds from the sale of any shares of common stock and/or warrants sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Nasdaq & OTC Bulletin Board Symbols:

Common Stock (Nasdaq Capital Market)	RMGN

Warrants (OTC Bulletin Board)	RMGNW

Risk Factors	Any investment in the shares and warrants is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus.

OUR COMPANY

Overview

RMG Networks goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through intelligent digital signage messaging. By combining leading software, hardware, business applications, and services, we offer a single point of accountability for integrated data visualization and real-time performance management. We are headquartered in Addison, Texas, with additional offices in the United States, United Kingdom, and the United Arab Emirates.

We provide enterprise communication solutions that empower organizations to visualize critical business data to better run their business in contact center, supply chain, internal communications, hospitality, retail and other applications primarily in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and for federal, state and local governments. We differentiate ourselves through dynamic business data visualization delivering real-time intelligent visual content that enhances the ways in which organizations communicate with employees and customers. The solutions we provide are designed to integrate seamlessly with a customer’s IT infrastructure and data and security environments. Our solutions are comprised of a suite of products that include proprietary software, software-embedded hardware, maintenance and support services, content and creative services, installation services and third-party displays.

We power thousands of digital screens and end-points, and the diversity of products that we offer and our technical expertise provide our customers and partners with business data visualization solutions that differentiate us from our competitors. We are led by an experienced senior management team with a proven track record of building and successfully running and growing technology and services companies.

Our operations span over 30 years with our principal subsidiary having been in operation since 1980.

History

We were incorporated in Delaware on January 5, 2011 as a “blank check company” for the purpose of effecting a business combination with one or more businesses. On April 8, 2013, we consummated the acquisition of RMG, which became our Media business, pursuant to a merger agreement, dated as of January 11, 2013, as amended. On April 19, 2013, we consummated the acquisition of Symon, which became our Enterprise Solutions business, pursuant to a merger agreement, dated as of March 1, 2013. As a result of the RMG and Symon acquisitions, RMG and Symon became our subsidiaries, and the businesses and assets of RMG, Symon and their subsidiaries became our only operations. Symon was considered to be our predecessor for accounting purposes. On July 1, 2015, we sold the assets of our Airline Media Network to an unaffiliated third party, effectively exiting what were the legacy operations of our Media business.

Recent Developments

On November 30, 2016, we commenced a rights offering (“Rights Offering”), whereby we distributed, at no charge, non-transferable subscription rights to purchase shares of our common stock to each person that owned shares of our common stock at the close of business on November 29, 2016. In connection with the Rights Offering, we entered into a Standby Purchase Agreement (“Standby Purchase Agreement”) with 2012 DOOH Investments LLC, DRW Commodities, LLC and Children’s Trust C/U The Donald R. Wilson 2009 GRAT #1 (each of which is a selling securityholder and all of which are sometimes referred to collectively as the “Standby Purchasers”), whereby the Standby Purchasers agreed to acquire from us, subject to certain conditions, at the same subscription price offered to our stockholders in the Rights Offering, up to a maximum of $3.5 million in aggregate share of our common shares.

On December 29, 2016, we closed the Rights Offering and issued an aggregate of 5,691,309 shares of our common stock at a purchase price of $0.62 per share (including an aggregate of 2,594,562 shares of common stock subscribed for by the Standby Purchasers). We simultaneously issued and sold an aggregate of 2,050,599 shares of our common stock to two of the Standby Purchasers at a purchase price of $0.62 per share, pursuant to the terms of the Standby Purchase Agreement.

On December 29, 2016, in connection with the closing of the Rights Offering and the sale of shares of our common stock to certain of the Standby Purchasers, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Standby Purchasers, pursuant to the terms of the Standby Purchase Agreement.

Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) by January 28, 2017 the registration statement of which this prospectus forms a part, covering the resale of all of the shares of our common stock and warrants held by the Standby Purchasers (the “Registrable Securities”), other than any such securities that are already registered for resale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable. Subject to certain exceptions, if (1) the registration statement is not declared effective by the earlier of (A) five trading days after the SEC shall have informed us that it will not review the registration statement or that it has no further comments on the registration statement or (B) by March 29, 2017, (2) the registration statement ceases for any reason to be effective at any time before the Registrable Securities have been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or (3) after June 27, 2017, we fail to keep public information available or to otherwise comply with certain obligations such that the Standby Purchasers are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then we shall be obligated to pay to each Standby Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Standby Purchaser for the shares of common stock purchased in the Rights Offering or pursuant to the Standby Purchase Agreement per month until the applicable event giving rise to such payments is cured. We are obligated to file additional registration statements under certain circumstances, including if we are not able to include all of the Registrable Securities in the initial registration statement pursuant to the provisions of Rule 415 promulgated under the Securities Act, and to pay liquidated damages, equivalent to those applicable to the initial registration statement, if certain conditions applicable to any such additional registration statement are not satisfied. The Registration Rights Agreement also obligates us to take certain actions to permit the Standby Purchasers to effect underwritten offerings of some or all of the Registrable Securities from time to time, subject to certain limitations, and provides the Standby Purchasers with “piggyback” registration rights.

Corporate Information

Our principal office is located at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, and our telephone number at that address is (800) 827-9666. We maintain a website at www.rmgnetworks.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus or the prospectus supplement relating to a specific security or offering. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock or warrants by the selling securityholders. To the extent that the holders exercise our warrants on a cash basis, we would receive the proceeds from such exercise and intend to use such proceeds for general corporate purposes and to fund working capital.

The selling securityholders will receive all of the net proceeds from the sales of common stock or warrants offered by them under this prospectus. We have agreed to pay the reasonable fees and expenses of the selling securityholders in connection with the registration statement of which this prospectus forms a part (including legal fees of one counsel for each selling securityholder, up to $10,000), except the selling securityholders will pay any underwriting discounts and commissions incurred by the selling securityholders in disposing of the warrants or common stock offered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the warrants or shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SECURITYHOLDERS

This prospectus covers the public resale of the securities owned by the selling securityholders listed in the table below. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the securities owned by them.  The selling securityholders, however, make no representation that the securities will be offered for sale.  The table below presents information regarding the selling securityholders and the securities that they may offer and sell from time to time under this prospectus.

The following table sets forth:

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the number of shares of common stock beneficially owned by the selling securityholders prior to the sale of the securities covered by this prospectus;

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the percentage of our outstanding common stock to be beneficially owned by the selling securityholders prior to the sale of all securities covered by this prospectus, based on an assumed number of shares of common stock outstanding of 44,623,949;

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the number of shares of common stock that may be offered by the selling securityholders pursuant to this prospectus;

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the number of warrants that may be offered by the selling securityholders pursuant to this prospectus;

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the number of shares of common stock to be beneficially owned by the selling securityholders following the sale of all securities covered by this prospectus; and

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the percentage of our outstanding common stock to be beneficially owned by the selling securityholders following the sale of all securities covered by this prospectus, based on an assumed number of shares of common stock outstanding of 44,623,949.

All information with respect to security ownership of the selling securityholders has been furnished by or on behalf of the selling securityholders.  We believe, based on information supplied by the selling securityholders, that except as may otherwise be indicated in the table below, the selling securityholders have sole voting and dispositive power with respect to the securities reported as beneficially owned by them. Because the selling securityholders may sell some or all of the securities included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities available for resale hereby that will be held by the selling securityholders in the future. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the securities they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.  We have, therefore, assumed for the purposes of the following table, that the selling securityholders will sell all of the securities owned beneficially by them that are available for resale pursuant to this prospectus.  Unless otherwise indicated in the table below, securities in the table below refer to outstanding shares of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of February 9, 2017, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Before the Offering				After the Offering
Name of Selling Stockholder	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned	Number of Shares Available Pursuant to this Prospectus	Number of Warrants Available Pursuant to this Prospectus	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock Beneficially Owned
Children’s Trust C/U the Donald R. Wilson 2009 GRAT #1(1)	12,314,330	27.6%	12,314,330	—	0	—
2012 DOOH Investments LLC(2)	4,375,614	9.3%	4,375,614	2,533,333	0	—
DRW Commodities, LLC(3)	2,848,914	6.4%	2,848,914	—	0	—

(1)

The natural person with ultimate voting and investment control over the shares directly held by the selling securityholder is Jennifer Wilson, trustee.

(2)

DOOH Investment Manager LLC, an Illinois limited liability company ("DOOH Manager"), is the sole manager of the selling securityholder. Donald R. Wilson, Jr. is the sole manager of DOOH Manager and, accordingly, is the natural person with ultimate voting and investment control over the shares directly held by the selling securityholder. Number of shares beneficially owned prior to the offering includes 2,533,333 shares issuable upon the exercise of warrants that are currently exercisable.

(3)

Donald R. Wilson, Jr. is the sole manager of the selling securityholder and DRW Holdings, LLC, a Delaware limited liability company, which owns 100% of the outstanding equity of the selling securityholder and, accordingly, is the natural person with ultimate voting and investment control over the shares directly held by the selling securityholder. The selling securityholder has advised us that it is affiliated with a registered broker-dealer, and that (i) the broker-dealer that is an affiliate of the selling securityholder was not involved in the acquisition of the securities beneficially owned by it, and will not be involved in the ultimate sale of such securities, (ii) the selling securityholder acquired such securities in the ordinary course of its business, and (iii) at the time the selling securityholder purchased such securities, it was not a party to any agreement or other understanding to distribute such securities, directly or indirectly.

Material Relationships

Donald R. Wilson who may be deemed to beneficially own approximately 15.3% of our common stock is the manager of DOOH Manager, which is the manager of 2012 DOOH Investments LLC (“DOOH”). DOOH is a member of SCG Financial Holdings LLC (the “Sponsor”).

The Sponsor is entitled to registration rights pursuant to a registration rights agreement. The Sponsor is entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of our common stock, the Sponsor Warrants and the shares of our common stock underlying the Sponsor Warrants, commencing on the date such shares of common stock or Sponsor Warrants are eligible. We will bear the expenses incurred in connection with the filing of any such registration statements.

In January 2013, DRW Commodities, LLC (“Commodities”), an entity ultimately controlled by Donald R. Wilson, Jr., purchased 2,354,450 shares of our common stock pursuant to the terms and conditions of an equity commitment letter and an assignment agreement, and was issued an additional 120,000 shares of our common stock by us as consideration for such purchases.  In May 2013, Mr. Wilson surrendered these 120,000 shares to us for cancellation.

In April 2013, we issued to DOOH warrants exercisable for 533,333 shares of the Company’s common stock (the “Note Conversion Warrants”). The Note Conversion Warrants were issued upon the conversion by Mr. Wilson of a Promissory Note originally issued by us to the Sponsor in the principal amount of $400,000, which Promissory Note was subsequently assigned by the Sponsor to DOOH in the principal amount of $400,000. The conversion price of the Promissory Note was $0.75 per Note Conversion Warrant.

In April 2013, we entered into a Common Stock Purchase Agreement with Commodities pursuant to which DOOH, as assignee of Commodities, purchased 500,000 shares of the Company’s common stock, at a purchase price of $10 per share.

In April 2013, we issued 100,000 shares of our common stock to DOOH pursuant to the terms of a financing commitment entered into between us and the Donald R. Wilson, Jr. 2002 Trust (the “Trust”) on March 1, 2013, whereby the Trust provided a standby credit facility up to the aggregate amount of (i) our obligations under the merger agreement with Symon (ii) all out-of-pocket fees, expenses, and other amounts payable by the Company under or in connection with the merger agreement with Symon. Such amount was reduced by the aggregate amount of cash available to the Company as of the closing date of the merger with Symon from cash on hand, cash from the sale of shares in the IPO, and net cash proceeds from any alternative debt financing. The fixed rate of interest for the first twelve months was 15% per annum, 5% of which was to be payment-in-kind and added each month to the principal balance. This commitment was not used by us.

On August 14, 2013, we entered into a management services agreement (the “Services Agreement”) with 2012 DOOH Investments LLC (“DOOH”), one of the selling securityholders. Pursuant to the Services Agreement, DOOH provided management consulting services to us and our subsidiaries with respect to financing, acquisitions, sourcing, diligence and strategic planning, as requested by our Executive Chairman. In consideration for such services, on or about August 14, 2013, we issued to DOOH 120,000 shares of our common stock, pursuant to an equity grant under our 2013 Equity Incentive Plan, and we paid to DOOH an annual management fee in the amount of $50,000. The Services Agreement had a term of two years, and terminated in July 2015.

On July 15, 2014, we entered into a Third Amendment (the “Third Amendment”) to our then-existing senior credit agreement (as subsequently amended, the “Senior Credit Agreement”) pursuant to which, among other things, the principal amount of the term loan thereunder was increased from $8 million to $12 million. In connection with, and prior to the execution of, the Third Amendment, the Senior Lenders under the Senior Credit Agreement sold and assigned their interests in the Senior Credit Agreement to a new lender group that consisted of (i) White Knight Capital Management LLC, an entity affiliated with Gregory H. Sachs, the Company’s Executive Chairman, and (ii) Children’s Trust C/U the Donald R. Wilson GRAT #1 (the “Children’s Trust), one of the selling securityholders. In addition, Comvest Capital II, L.P. resigned from its position as administrative agent under the Senior Credit Agreement, and an affiliate of DOOH was appointed administrative agent. On November 13, 2014, we entered into a Fourth

Amendment to the Senior Credit Agreement, which increased the principal amount of the term loan thereunder from $12 million to $14 million. On January 26, 2015, we entered into a Fifth Amendment to the Senior Credit Agreement, which increased the principal amount of the term loan thereunder from $14 million to up to $16.2 million, and provided that upon receipt by the Borrowers of any payment of a specified purchase order from a customer in the amount of approximately $2.5 million, the Borrowers would, at the option of the Administrative Agent, be required to prepay a portion of the outstanding principal amount of the Term Loan in an amount equal to 85% of the amount received by Borrowers on account of such purchase order.

On March 26, 2015, we issued and sold an aggregate of approximately 250,000 shares of newly-designated Series A convertible preferred stock (the “Series A Preferred Stock”) to certain accredited investors (collectively, the “Investors”), including the Children’s Trust, at a price per share of $100.00, pursuant to a Purchase Agreement dated March 25, 2015 (the “Financing”). As part of the Financing, $15 million of shares of Series A Preferred Stock were issued and sold to White Knight Capital Management LLC and the Children’s Trust (together, the “Lenders”), which entities were the lenders under the Senior Credit Agreement, to which the Company and certain of its subsidiaries were party, in consideration for the satisfaction and discharge of all principal amounts owed to the Lenders under the Senior Credit Agreement on a dollar-for-dollar basis. In addition, simultaneously with the closing of the Financing, the Company paid all accrued interest and any other amounts due from the Company to the Lenders under the Senior Credit Agreement. As a result, all amounts due under the Senior Credit Agreement were paid in full and the Senior Credit Agreement was terminated.

The shares of Series A Preferred Stock had the rights and preferences set forth in the Certificate of Designation of Series A Convertible Preferred Stock filed by the Company on March 25, 2015 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, each share of Series A Preferred Stock was automatically converted into 100 shares of the Company’s common stock on May 13, 2015, the date on which the stockholders of the Company approved a proposal to permit the issuance of shares of common stock upon the conversion of the Series A Preferred Stock.

In connection with the Financing, on March 25, 2015 the Company entered into a Registration Rights Agreement (the “Series A Registration Rights Agreement”) with the Investors pursuant to which the Company agreed to file with the SEC a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”). If the registration statement ceases for any reason to be effective at any time before the Registrable Securities have not been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or if the Company fails to keep public information available or to otherwise comply with certain obligations such that the Investors are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then the Company shall be obligated to pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Investor for the Shares purchased under the Purchase Agreement per month until the applicable event giving rise to such payments is cured.

On November 30, 2016, we commenced the Rights Offering, whereby we distributed, at no charge, non-transferable subscription rights to purchase shares of our common stock to each person that owned shares of our common stock at the close of business on November 29, 2016. In connection with the Rights Offering, we entered into the Standby Purchase Agreement (“Standby Purchase Agreement”) with the Standby Purchasers, which are the selling securityholders hereunder, whereby the Standby Purchasers agreed to acquire from us, subject to certain conditions, at the same subscription price offered to our stockholders in the Rights Offering, up to a maximum of $3.5 million in aggregate share of our common shares.

On December 29, 2016, we closed the Rights Offering and issued an aggregate of 5,691,309 shares of our common stock at a purchase price of $0.62 per share (including an aggregate of 2,594,562 shares of common stock subscribed for by the Standby Purchasers). We simultaneously issued and sold an aggregate of 2,050,599 shares of our common stock to two of the Standby Purchasers, DOOH and the Children’s Trust, at a purchase price of $0.62 per share, pursuant to the terms of the Standby Purchase Agreement.

On December 29, 2016, in connection with the closing of the Rights Offering and the sale of shares of our common stock to certain of the Standby Purchasers, we entered into the Registration Rights Agreement with the Standby Purchasers, pursuant to the terms of the Standby Purchase Agreement. Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the USEC by January 28, 2017 the registration statement of which this prospectus forms a part, covering the resale of the Registrable Securities, other than any such securities that are already registered for resale pursuant to an effective registration statement under the Securities Act, and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable. Subject to certain exceptions, if (1) the registration statement is not declared effective by the earlier of (A) five trading days after the SEC shall have informed us that it will not review the registration statement or that it has no further comments on the registration statement or (B) by March 29, 2017, (2) the registration statement ceases for any reason to be effective at any time before the Registrable Securities have been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or (3) after June 27, 2017, we fail to keep public information available or to otherwise comply with certain obligations such that the Standby Purchasers are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then we shall be obligated to pay to each Standby Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Standby Purchaser for the shares of common stock purchased in the Rights Offering or pursuant to the Standby Purchase Agreement per month until the applicable event giving rise to such payments is cured. We are obligated to file additional registration statements under certain circumstances, including if we are not able to include all of the Registrable Securities in the initial registration statement pursuant to the provisions of Rule 415 promulgated under the Securities Act, and to pay liquidated damages, equivalent to those applicable to the initial registration statement, if certain conditions applicable to any such additional registration statement are not satisfied. The Registration Rights Agreement also obligates us to take certain actions to permit the Standby Purchasers to effect underwritten offerings of some or all of the Registrable Securities from time to time, subject to certain limitations, and provides the Standby Purchasers with “piggyback” registration rights.

Resales

The selling securityholders and intermediaries through whom securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling securityholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment.  Transferees, successors and donees of identified selling securityholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment.  If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from the selling securityholders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

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the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.  Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without limitation, restriction or condition (including any current public information requirement) pursuant to Rule 144 of the Securities Act of 1933 after giving effect to such transaction.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our common stock, preferred stock and warrants does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

General

Our certificate of incorporation, as amended, authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of February 9, 2017, we had 44,623,949 shares of common stock outstanding and outstanding warrants to acquire 9,649,318 shares of common stock at an exercise price of $11.50 per share (subject to adjustment) that are currently exercisable provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. No shares of our preferred stock are currently outstanding.

Common Stock

Stockholders of record are entitled to one vote for each share of common stock held on all matters to be voted on. Stockholders are entitled to receive ratable dividends when, as and if declared, by the Company’s Board of Directors out of funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, stockholders are entitled to share ratably in all assets remaining available for distribution after payment of all liabilities of the Company, and after all provisions are made for each class of stock, if any, having preference over the common stock. Common stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Company’s common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by the board. Accordingly, the board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Warrants

Public Warrants

We issued an aggregate of 8,000,000 units in our initial public offering. Each unit consists of one share of our common stock and one warrant. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, and are currently exercisable, provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. We refer to these warrants as the Public Warrants.

In February 2014, we commenced an offer to exchange one share of our common stock for every eight of our outstanding warrants tendered by the holder for exchange pursuant to the offer. The exchange offer expired on March 26, 2014, at 11:59 p.m. Eastern Time. A total of 3,417,348 Public Warrants, or approximately 26% of the 13,066,666 outstanding warrants (and approximately 43% of the 8,000,000 outstanding Public Warrants), were properly tendered and not withdrawn in the offer. Under the terms of the offer, we accepted all tendered warrants, and issued an aggregate of 427,169 shares of common stock in exchange. As of February 9, 2017, we had outstanding Public Warrants to acquire 4,582,652 shares of common stock.

The Public Warrants will expire five years after the completion of our initial business combination, or April 8, 2018, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation. We may call the Public Warrants for redemption:

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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Warrant holder; and

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if, and only if, the last sale price of our common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder of warrants that wishes to exercise his, her or its warrant to do so on a “cashless basis”. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of our common stock equal to, but in no case less than $10.00, the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that holders of Public Warrants would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of common shares issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The Public Warrants were issued in registered form under a Warrant Agreement between our transfer agent (in such capacity, the “Warrant Agent”), and the Company (the “Warrant Agreement”). The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by our stockholders.

No Public Warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

No fractional shares of common stock will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

SCG Financial Holdings LLC, which we refer to as our Sponsor, purchased an aggregate of 4,000,000 warrants from us at a price of $0.75 per warrant in a private placement completed on April 12, 2011. In addition, on April 8, 2013, we issued to the Company’s Executive Chairman and a significant stockholder warrants exercisable for a total of 1,066,666 shares of our common stock. These warrants were issued upon the conversion by each of the parties of a promissory note issued by us to the Sponsor and in the aggregate principal amount of $800,000, which promissory note was subsequently assigned by the Sponsor to the Executive Chairman and significant stockholder in the aggregate principal amount of $400,000 each. The conversion price of the promissory note was $0.75 per warrant. We refer to the warrants issued to our Sponsor, as the Sponsor Warrants. As of February 9, 2017, we had outstanding Sponsor Warrants to acquire 5,066,666 shares of common stock, including 2,000,000 Sponsor Warrants held by DOOH.

The Sponsor Warrants are not redeemable by us so long as they are held by the original holders or their permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to the Public Warrants, except that such Sponsor Warrants may be exercised by the holders on a cashless basis.

Registration Rights

On December 29, 2016, in connection with the closing of the Rights Offering and the sale of shares of our common stock to certain of the Standby Purchasers, we entered into the Registration Rights Agreement with the Standby Purchasers, pursuant to the terms of the Standby Purchase Agreement. Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the USEC by January 28, 2017 the registration statement of which this prospectus forms a part, covering the resale of the Registrable Securities, other than any such securities that are already registered for resale pursuant to an effective registration statement under the Securities Act, and to use commercially reasonable efforts to cause such registration statement to be declared effective under the

Securities Act as soon as practicable. Subject to certain exceptions, if (1) the registration statement is not declared effective by the earlier of (A) five trading days after the SEC shall have informed us that it will not review the registration statement or that it has no further comments on the registration statement or (B) by March 29, 2017, (2) the registration statement ceases for any reason to be effective at any time before the Registrable Securities have been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or (3) after June 27, 2017, we fail to keep public information available or to otherwise comply with certain obligations such that the Standby Purchasers are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then we shall be obligated to pay to each Standby Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Standby Purchaser for the shares of common stock purchased in the Rights Offering or pursuant to the Standby Purchase Agreement per month until the applicable event giving rise to such payments is cured. We are obligated to file additional registration statements under certain circumstances, including if we are not able to include all of the Registrable Securities in the initial registration statement pursuant to the provisions of Rule 415 promulgated under the Securities Act, and to pay liquidated damages, equivalent to those applicable to the initial registration statement, if certain conditions applicable to any such additional registration statement are not satisfied. The Registration Rights Agreement also obligates us to take certain actions to permit the Standby Purchasers to effect underwritten offerings of some or all of the Registrable Securities from time to time, subject to certain limitations, and provides the Standby Purchasers with “piggyback” registration rights.

This registration statement is being filed to satisfy our obligations under the Registration Rights Agreement.

Certificate of Incorporation By-laws Anti-Takeover Provisions

Our certificate of incorporation, as amended and our bylaws contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that:

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authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series without a stockholder vote;

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limit stockholders’ ability to call special meetings;

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establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

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and provide for staggered terms for our directors.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Delaware Law Anti-Takeover Provision

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder;

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or an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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the board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent

The transfer agent for our common stock and warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

LEGAL MATTERS

Greenberg Traurig, LLP will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Whitley Penn LLP, an independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of and for the year ended December 31, 2014 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

19,538,858 Shares of Common Stock

2,533,333 Warrants

PROSPECTUS

February 9, 2017